SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2008

SUSSEX BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	0-29030	22-3475473
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Munsonhurst Road
Franklin, New Jersey	07416
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (973) 827-2914

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On January 23, 2008, the Board of Directors of the Registrant elected Timothy Marvil to the Board commencing February 1, 2008.  Mr. Marvil will serve on the Compensation Committee of the Board and will stand for election at the next annual meeting of shareholders in April 2008.  Mr. Marvil has previously served as a director of Sussex Bank, a wholly-owned subsidiary of the Registrant, since 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sussex Bancorp, has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUSSEX BANCORP
(Registrant)

Dated: January 28, 2008	By: /s/ Candace A. Leatham
CANDACE A. LEATHAM
Executive Vice President and
Chief Financial Officer